UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020 (April 1, 2020)

ARCONIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-39162	84-2745636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street
Pittsburgh, Pennsylvania	15212
(Address of principal executive offices)	(Zip Code)

(412) 992-2500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ARNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed, Arconic Corporation (f/k/a Arconic Rolled Products Corporation) (the “Company”) entered into a credit agreement, dated as of March 25, 2020 (the “Credit Agreement”), by and among the Company, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Credit Agreement provides for, among other things, a senior secured first-lien revolving credit facility in an aggregate principal amount of $1 billion (the “Revolving Credit Facility”). The maturity date of the Revolving Credit Facility is March 25, 2025, and the Company may repay amounts borrowed at any time. The material terms of the Credit Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2020, which description is incorporated by reference herein.

On April 2, 2020, the Company provided notice to the Administrative Agent that it would borrow $500 million under the Revolving Credit Facility on April 2, 2020. The Company’s borrowing under the Credit Agreement was a proactive measure taken by the Company to bolster its liquidity and preserve financial flexibility in light of current uncertainties resulting from the novel coronavirus (“COVID-19”) outbreak.

Item 7.01    Regulation FD Disclosure.
As a result of the escalating COVID-19 pandemic and the uncertainty regarding its duration and impact on the Company's customers, suppliers, and operations, the Company is not currently able to estimate the specific future impact on its operations or financial results. As a result, the Company is withdrawing guidance for the second through fourth quarter of 2020 as presented at its Investor Day on February 25, 2020.

Item 8.01    Other Events.
On April 1, 2020, the Company’s Board of Directors determined to defer initiating a dividend in light of current uncertainties resulting from the COVID-19 pandemic.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2020	ARCONIC CORPORATION

	By:	/s/ Erick R. Asmussen
Name:Erick R. Asmussen Title:Executive Vice President and Chief Financial Officer